UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 6, 2003 (August 1, 2003)

Date of Report (Date of earliest event reported)

Cabletel Communications Corp.

(Exact name of Registrant as specified in its charter)

Ontario, Canada

(Jurisdiction of incorporation or organization)

1-13332	8647 8525

(Commission File Number)	(Canadian Federal Tax Account Number)

230 Travail Rd., Markham, Ontario, Canada L3S 3J1

(Address of principal executive offices)

(905) 475-1030

(Registrant’s telephone number, including area code)

Item 5. Other Events

     On August 1, 2003, Cabletel Communications Corp., (“Cabletel”), issued a press release announcing its expectation of lower revenues and net losses for the second quarter ended June 30, 2003 and describing certain restructuring initiatives, including efforts to renegotiate terms of a senior subordinated promissory note terms with a major supplier. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

99.1	Press release dated August 1, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLETEL COMMUNICATIONS CORP. (Registrant)

Date: August 6, 2003	By:	/s/ Ron Eilath

Ron Eilath
Executive Vice President and
Chief Financial Officer